UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): February 16, 1999



                         Howmet International Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



                                  Delaware
               ----------------------------------------------
               (State or other jurisdiction of incorporation)



           1-13645                                     52-1946684
-----------------------------            ----------------------------------
    Commission File Number                (IRS Employer Identification No.)




   475 Steamboat Road, Greenwich, CT                           06836-1960
-----------------------------------------                   ---------------
(Address of principal executive offices)                       (Zip Code)


                               (203) 661-4600
                       -----------------------------
                       Registrant's Telephone Number





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ITEM 5 OTHER EVENTS


The  following   news  release  was  issued  on February 12, 1999.


Howmet to Redeem Preferred Shares

Greenwich, CT - Howmet International Inc. (NYSE: HWM) today announced that on February 17, 1999, it plans to exercise its option to redeem all of its then outstanding 9% Series A Senior Cumulative Preferred Stock. The aggregate redemption price will be $66,379,991. All of these shares are owned by a subsidiary of Cordant Technologies Inc., which also owns 84.7% of the company's common stock. The redemption will be funded with lower cost debt under an existing bank line of credit and is expected to be accretive to FY99 earnings.

Headquartered in Greenwich, CT, Howmet is the world's largest manufacturer of precision castings, primarily for jet aircraft, industrial gas turbine engines and airframe structures. Howmet and its subsidiaries operate 29 production facilities in the United States, Canada, France, the United Kingdom and Japan.


This press release includes forward-looking statements. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, worldwide economic and political conditions, the effects of aerospace industry economic conditions and cyclicality, the nature of the company's customer base, competition, pricing pressures, availability and cost of raw materials, and others detailed in Exhibit 99.1 to the Company's Annual Report on Form 10K filed with the Securities and Exchange Commission for the year 1997.



SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HOWMET INTERNATIONAL INC.
                                       (Registrant)

                                                    By:    /S/ Roland Paul
                                                          -----------------
                                                          Roland Paul
                                                          Vice President
Date:    February 16, 1999